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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                DECEMBER 14, 2001
                                -----------------
                Date of Report (Date of earliest event reported):


                                RAILAMERICA, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                  0-20618                     65-0328006
          --------                  -------                     ----------
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



   5300 BROKEN SOUND BLVD., N.W., BOCA RATON, FLORIDA              33487
   --------------------------------------------------              -----
        (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (561) 994-6015
                                                           --------------


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ITEM 5. OTHER EVENTS.

       Between December 7 and December 14, 2001, RailAmerica, Inc., a Delaware corporation (the "Company"), closed on the private placement sale of an aggregate of 4,344,300 shares of its common stock, $.001 par value, for $12.50 per share, resulting in gross proceeds of approximately $54.3 million. The placement agents in the transaction received approximately $3 million in commissions and an 18 month warrant to purchase 100,000 shares of the Company's common stock for $13.75 per share. Other costs of the transaction aggregated approximately $100,000. The shares sold have not been registered under the Securities Act of 1933 (the "Act"), and were offered in reliance upon the exemption under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The net funds raised will be used for acquisitions and for general corporate purposes.

         Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (c)      Exhibits

      EXHIBIT
      NUMBER                            DESCRIPTION
      -------                           -----------

       99.1 Press release, dated December 19, 2001, announcing the closing of the Registrant's private placement.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RAILAMERICA, INC.

Date  January 2, 2002                        /s/ Bennett Marks
                                            ---------------------------------
                                            Bennett Marks, Senior Vice President
                                            And Chief Financial Officer


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